UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2025

MidCap Financial Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3450

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MFIC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2025, MidCap Financial Investment Corporation (the “Company”) amended and extended its senior secured, multi-currency, revolving credit facility (the “Facility”). Lender commitments under the Facility will decrease from $1.660 billion to $1.610 billion. The Facility includes an “accordion” feature that allows the Company to increase the size of the Facility to $2.415 billion.

The final maturity date under the Facility was extended by a year from October 17, 2029 to October 1, 2030. The applicable margin under the Facility was reduced as follows: (a) if the Gross Borrowing Base is equal to or greater than the product of 1.6 and the Combined Debt Amount, (i) with respect to any ABR Loan, 0.650% per annum and (ii) with respect to any Term Benchmark Loan or RFR Loan, 1.650% per annum, and (b) if the Gross Borrowing Base is less than the product of 1.6 and the Combined Debt Amount, (i) with respect to any ABR Loan, 0.775% per annum, and (ii) with respect to any Term Benchmark Loan or RFR Loan, 1.775% per annum. The commitment fee was reduced from 0.375% to 0.325%.

The remaining material business terms and conditions of the Facility remain substantially the same. The Facility continues to include usual and customary events of default for senior secured revolving credit facilities of this type. Borrowings under the Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs have the meanings set forth in the Facility. The description above is only a summary of the material provisions of the Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Facility, which is attached hereto as Exhibit 10.1.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 1, 2025, by and among MidCap Financial Investment Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated October 2, 2025.

104	Cover page interactive data file (formatted as Inline XBRL)

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP FINANCIAL INVESTMENT CORPORATION

Date: October 2, 2025	By:	/s/ Kristin Hester
		Name:	Kristin Hester
		Title:	Chief Legal Officer and Secretary